Form N-SAR

Sub-Item 77Q1(a)
Copies of any material amendments to registrant's charter or by-laws 33-63212, 811-7736

Fourth Amendment to Amended and Restated Trust Instrument, dated August 8, 2008, is incorporated herein by reference to Exhibit 1(x) to Post-Effective Amendment No. 47, filed on May 1, 2009, accession number 0001035704-09-000032 (File No. 33-63212).

Fifth Amendment to Amended and Restated Trust Instrument, dated December 9, 2008, is incorporated herein by reference to Exhibit 1(y) to Post-Effective Amendment No. 47, filed on May 1, 2009, accession number 0001035704-09-000032 (File No. 33-63212).

Sixth Amendment to Amended and Restated Trust Instrument, dated December 31, 2008, is incorporated herein by reference to Exhibit 1(z) to Post-Effective Amendment No. 47, filed on May 1, 2009, accession number 0001035704-09-000032 (File No. 33-63212).

Seventh Amendment to Amended and Restated Trust Instrument, dated February 25, 2009, is incorporated herein by reference to Exhibit 1(aa) to Post-Effective Amendment No. 47, filed on May 1, 2009, accession number 0001035704-09-000032 (File No. 33-63212).